Exhibit  10.32

PRODUCT DISTRIBUTION AGREEMENT

THIS PRODUCT DISTRIBUTION AGREEMENT (the “Agreement”) is made and entered into this 18thday of October, 2005 (the “Effective Date”) by and between DNAPrint Genomics, Inc., (the “Company”), and Sorenson Genomics, LLC (dba Relative Genetics) a Utah limited liability company located at 2495 South West Temple Salt Lake City, UT 84115 USA (the “Distributor”).

WITNESSETH:

WHEREAS, the Company is in the business of developing genomics based products (the “Products”) for the forensic, pharmaceutical and genealogy markets, including DNAWitness 2.5, a genomics-based test to determine certain human identity characteristics and ANCESTRYbyDNA 2.5 and EURO-DNA, genomics-based test capable of determining ancestry admixture ratios in individuals; and

WHEREAS, the Distributor is in the business of providing commercial DNA testing services to wholesale and retail customers (“Customer”), and also desires to sell the Company’s Products; and

WHEREAS, the Company desires to have the Distributor sell the Products on a non-exclusive basis, and the Distributor desires to contract with the Company to sell such Products, all subject to the terms and conditions herein provided.

NOW THEREFORE, for the mutual promises given and received herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.

APPOINTMENT.

(a)

Distributor.  The Company appoints the Distributor as an authorized vender of the Company’s Products listed on the attached Exhibit “A”, subject to the terms and conditions set forth in this Agreement and in the attached Exhibit “A”, and the Distributor hereby agrees to comply with the following terms and conditions.

(b)

Territory.  The Distributor’s appointment is on a non-exclusive basis and the Distributor is authorized to sell the Company’s Products in any jurisdiction in which it is lawful to do so.

(c)

Similar Products Not Prohibited.  The Distributor’s sale of the Products shall not preclude the Distributor from selling similar products.

2.

RIGHTS TO PRODUCTS.

(a)

Product Rights Belong to The Company.  The Distributor acknowledges and agrees that all rights to the Products covered by this Agreement, including all patents, copyrights, trademarks, service marks and any other intellectual property associated with the Products are solely and exclusively the Company’s property (the “Product Rights”), and the Distributor further agrees not to represent that any Products are its own.  The Distributor shall at all times recognize the validity of the Product Rights and the Company’s ownership thereof, and shall not at any time put in issue or contest, either directly or indirectly, the validity of the Product Rights.

(b)

Independent Contractors.  This Agreement does not create a fiduciary relationship between the parties hereto.  The Company and the Distributor are independent contractors.  Nothing in this Agreement is intended to make either party an agent, joint venturer, partner, or representative of the other for any purpose.  The Distributor shall conspicuously identify itself in all dealings with third parties as the Distributor under a distribution agreement and shall place such notices of independent ownership as the Company requires.  Neither the Company nor the Distributor shall make any agreements nor incur any debt in the name of or on behalf of the other.

(c)

Presentation of Product Test Results.  Notwithstanding the preceding paragraphs (a) and (b) of this Section 2, the Distributor may transcribe the Product Test Results to its own letterhead for presentation to its Customer, as long as the content of the Product is not altered and the Company is referenced as the source of the Product Test Results in clear, legible type, no smaller in size than that used to describe the Product Test Results to the Customer.

3.

OBLIGATIONS OF THE COMPANY.

(a)

Provide Products.  The Company shall provide and deliver to the Distributor or the Distributor’s Customers such approved Products as the Distributor may request from time to time.  The Company shall endeavor to provide such Products on a timely basis as specified in Exhibit A.  Nothing in this provision shall be construed as a requirement that the Company sell a particular Product to the Distributor or the Distributor’s Customer, in the event that legal, administrative, or regulatory requirements would preclude such sales.

(b)

Technical Support and Upgrades.  The Company shall provide the Distributor with technical support relating to the Products and the Products’ use as the Company deems reasonable and proper.

(c)

Customer Assistance.  The Company will provide assistance to the Distributor to address all reasonable Customer inquiries concerning the Products.

(d)

Marketing.  The Company may, in its sole discretion, provide the Distributor with marketing materials and sales information, which the Distributor shall use in connection with its services under this Agreement.

(e)

Remedy.   In the event a Product offered by the Company fails to conform to the product description provided or conveyed to the Distributor by the Company, Company shall, at the election of Distributor, either re-offer the Product at no cost to Distributor or refund the amount paid for such Product.  This remedy is Distributor’s sole and exclusive remedy for the failure of any Company Product.

(f)

Indemnification.  The Company agrees to indemnify, defend and hold harmless Distributor, its owners, officers, employees or agents (the "Indemnified Party") against any claims, suits or judgments any third party made or instituted against Distributor to the extent that they are related to the Company providing Products under this Agreement, or caused by the Company’s failure to perform any service or obligation connected with this Agreement.

4.

OBLIGATIONS OF THE DISTRIBUTOR.

(a)

Product Sale.  The Distributor shall offer the Company’s Products through lawful sales methods complying with all applicable laws, licenses and regulations.

(b)

Product Order.  The Distributor may submit a purchase order to the Company, containing the type and number of desired Product units and shipping instructions for the Products.  Alternatively, the Distributor may submit an order form with a biological sample to the Company.  Distributor must also obtain executed consent forms, where required by law, from all Customers requesting Product Test Results for DNAWitness 2.5.

(c)

Product Testing.  In connection with the Company’s Products requiring test results (“Product Test Results”), including DNAWitness 2.5, EURO-DNA and ANCESTRYbyDNA 2.5, the Company requires each individual who will be tested with a particular Product (a “Subject”) to receive the following:

(i)

DNAWitness 2.5.

(A)

A Company approved DNAWitness 2.5 Test Kit.

(B)

A Company approved DNAWitness 2.5 Instruction Manual.

(C)

Upon the Company’s receipt of a suitable biological sample from the Subject, the Company will process the Subject’s sample and deliver the applicable Product Test Results to the Customer.

(ii)

ANCESTRYbyDNA 2.5 and EURO-DNA.

(A)

A Company approved ANCESTRYbyDNA 2.5 or EURO-DNA Test Kit.

(B)

A Company approved ANCESTRYbyDNA 2.5 or EURO-DNA Instruction Manual.

(C)

A Company approved Consent Form.

(D)

Upon the Company’s receipt of a suitable biological sample from the Subject, and an executed Consent Form, the Company will process the Subject’s sample and deliver the applicable Product Test Results to the Distributor or the Subject as specified in writing.  The Consent Form must be signed by the Subject, returned and accepted by the Company before the Company will process a Subject’s sample.  The Company has no obligation to process a Subject sample unless, in the Company’s sole and absolute discretion, the Company determines it has received an acceptable Consent Form.

(d)

EURO-DNA.   A Customer requesting EURO-DNA testing must be tested first with ANCESTRYbyDNA 2.5. The Customer’s ANCESTRYbyDNA 2.5 test results will determine if the Customer is a candidate for EURO-DNA. The ANCESTRYbyDNA 2.5 test results will be transmitted to the Distributor, and, if applicable, the Subject sample will then be tested by EURO-DNA.  The EURO-DNA test results will be transmitted subsequently to Distributor for release to Customer.

(e)

Purchase Order and Other Forms.  Distributor shall ensure that any written consent obtained from a Customer or Subject pursuant to this Agreement shall include the Subject’s expressed written authorization for the disclosure to the Company of individually-identifiable information pursuant to the Health Insurance Portability and Accountability Act of 1996 and regulations, laws and guidelines related thereto (collectively “HIPAA”).  The Company shall be entitled to review and revise as appropriate any informed consent form or modification thereof prior to use by Distributor.

(f)

Product Test Results.  The Company values a Subject’s right to protect all information obtained in connection with the Products or the Product Test Results.  The Company at all times treats such information as confidential, private, and proprietary.  Accordingly, Distributor agrees to use its best efforts to maintain the confidential, private, proprietary nature of all Product Test Results and similar information.

(g)

Duty to Report.  The Distributor agrees that in the event that it becomes aware of any actual or suspected infringement of, or is made a party to any litigation concerning, any of the Company’s legitimate business interests, including the Product Rights, which directly or indirectly affects or may affect the Company or the Distributor or both, the Distributor shall promptly report the same in writing to the Company.

(h)

Discretion to Pursue.  Determination of whether to institute any demand, suit or action with reference to any such suspected or actual infringement shall be made solely by the Company, and if instituted, it shall be instituted and maintained at the Company’s expense.  The Distributor agrees to be a named party in such demand, suit or action if requested by the Company and to furnish the Company with full cooperation in reference to any such demand, suit or action.  Upon receipt of any notification of litigation from the Distributor, the Company shall undertake the defense of any such litigation.  Nothing herein shall require or shall be construed as requiring the Company to defend any other litigation on behalf of the Distributor.

(i)

Indemnification.  The Distributor agrees to indemnify, defend and hold harmless the Company, its owners, officers, employees or agents (the "Indemnified Party") against any claims, suits or judgments any third party made or instituted against the Company to the extent that they are related to the Distributor’s sale of the Products or caused by the failure of Distributor to perform any service or obligation connected with this Agreement.

5.

PRODUCT PRICING.  The Company’s Products authorized for sale by Distributor are priced as reflected on the attached Exhibit “A.”  This Schedule may be amended or revised at any time by the Company and such Amendments or revisions shall be effective within 30 days of Distributor’s receipt of such changes.

6.

PAYMENT.  The Company shall submit an invoice with the Product Results to the Distributor for all Products sold to the Distributor or to the Distributor’s Customers.  The Distributor shall pay the Company on the following terms:

(a)

DNAWitness 2.5.  Net 30 days of Company’s invoice date.

(b)

ANCESTRYbyDNA 2.5.  Net 30 days of Company’s invoice date.

(c)

EURO-DNA.    Net 30 days of Company’s invoice date.

(d)

Payment Made Directly to Company.  If payment is made directly to  Company, Company will pay Distributor within 10 days of receipt of payment.

(e)

Payment for EURO-DNA.

As noted in Section 4(d), a EURO-DNA test is a two-part test first requiring testing by ANCESTRYbyDNA 2.5, and then, if applicable, the Subject sample is tested under EURO-DNA. Payment for EURO-DNA testing consists of payment for both parts of the test. The Distributor is billed first for the ANCESTRYbyDNA 2.5 portion, and will only be billed for the EURO-DNA testing if applicable.

7.

TERM; TERMINATION.  The Term of this Agreement shall be one (1) year from the Effective Date and shall be automatically renewed for successive annual one (1) year terms unless either party provides written notice of termination no less than thirty (30) days from the end of the then-current term.  This Agreement may be terminated without cause by either the Company or the Distributor upon sixty (60) days written notice to the other party.

8.

DEFAULT.  This Agreement may be terminated by either the Company or the Distributor without notice in the event of a material breach by either party of any obligation expressed herein.

9.

MISCELLANEOUS.

(a)

Assignment.  The Distributor may not assign this Agreement without the Company’s express written consent.  Any purported assignment without the Company’s express written consent shall be void.

(b)

Communications.  Any communications, including notices, requests, statements, information, etc., made by one party to the other in connection with this Agreement shall be reduced to writing and shall be deemed to have been sufficiently made five (5) days after being sent by certified mail or overnight carrier to the other party at its address set forth herein.

To the Company:

DNAPrint genomics, Inc.

c/o Mr. Richard Gabriel

900 Cocoanut Ave.

Sarasota, FL  34236

with a copy to:

Robert C. Sanchez, Esq.

Thomas P. McNamara, P.A.

2909 Bay to Bay Blvd., Ste. 309

Tampa, FL  33629

To the Distributor:

Douglas R. Fogg

Sorenson Genomics, LLC (dba Relative Genetics)

2495 South West Temple

Salt Lake City, UT 84115

(c)

Counterparts.  This Agreement may be executed in counterparts, each of which shall be considered an original.

(d)

Attorneys’ Fees.  In the event of any dispute arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs from the non-prevailing party.  Such fees and costs shall be payable up to and including final appeal.

(e)

Publication.  No announcement, news release, public statement, publication or presentation relating to this Agreement, or any party’s performance hereunder (collectively, a “Publication”) will be made without the Company’s prior written approval whether during or after the termination of this Agreement, except as required by law.  Distributor agrees to submit each and any Publication it proposes to make to the Company for review, comment and approval.

(f)

Severability.  Whenever there is any conflict between any provision of this Agreement (or part thereof), and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be modified only to the extent necessary to bring it within the requirement of the law.  In the event that any provision of this Agreement (or part thereof), shall be held by a court of proper jurisdiction to be unenforceable, the balance of the Agreement shall continue in full force and effect.

(g)

Choice of Law; Choice of Forum.  This Agreement shall be governed and construed exclusively by the laws of the State of Florida, which law shall govern the interpretation, validity and effect of this Agreement.  Exclusive jurisdiction and venue shall lie with a court of competent jurisdiction in Sarasota County, Florida.

(h)

Mediation.

The parties agree that prior to filing suit in connection with any dispute under this Agreement; they will attempt to settle their differences through non-binding mediation in Sarasota County, Florida.  The parties will jointly select a mediator and will share equally in compensating the mediator and in any costs directly associated with the mediation. Each party shall, however, be responsible for its own attorneys’ fees.

(i)

Entire Agreement.  This Agreement supersedes any prior understanding that may have been reached between the parties and encompasses the entire agreement between the Company and the Distributor.

SIGNATURE

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

DNAPRINT GENOMICS, INC.
(“Company”)

By: /s/ Richard Gabriel
Richard Gabriel, President

SORENSON GENOMICS, LLC.
(“Distributor”)

By: /s/ Douglas R. Fogg
Douglas R. Fogg, COO

EXHIBIT “A”

PRODUCT LIST AND PRICING SCHEDULE

1.

DNAWitness 2.5

Selling Price:

$1,000.00 per test

Expected TAT:

2 weeks

Distributor Commission on Sale: 20% of selling price noted above, up to 100 Product units.  In the event of a Product Order over 100 units, the parties shall negotiate in good faith to determine an appropriate reduced commission.  The Company reserves the full right to change the selling price of the Product and reduce the underlying commission to the Distributor based on volume sales as noted in paragraph 5 of this Agreement.

2.

ANCESTRYbyDNA 2.5

Selling Price:

$219.00 per test

Expected TAT:

4-6 weeks

Distributor Commission on Sale: 25% of selling price noted above, up to 500 Product units.  In the event of a Product Order over 500 units, the parties shall negotiate in good faith to determine an appropriate reduced commission.  Samples that are extracted or purified by the Distributor will receive a $10 discount per sample. The Company reserves the full right to change the selling price of the Product and reduce the underlying commission to the Distributor based on volume sales as noted in paragraph 5 of this Agreement.

3.

EURO-DNA

Selling Price:

$399.00 per test

Expected TAT:

6-8 weeks

Distributor Commission on Sale: 25% of selling price noted above, up to 500 Product units.  In the event of a Product Order over 500 units, the parties shall negotiate in good faith to determine an appropriate reduced commission.  Samples that are extracted or purified by the Distributor will receive a $10 discount per sample. The Company reserves the full right to change the selling price of the Product and reduce the underlying commission to the Distributor based on volume sales as noted in paragraph 5 of this Agreement. (Please note additional billing information for EURO-DNA under Section 6(e).

All prices reflected above shall be in United States dollars and shall not include any taxes or fees that may be assessed by any applicable jurisdiction.

Expected TAT (turn around time) reflects the typical range of time necessary to provide a test result upon receipt of sample at DNAPrint.